Exhibit 99.1

Cerus Corporation Announces Third Quarter 2026 Financial Results

Third quarter 2026 total revenue of $64.0 million; third quarter 2026 product revenue of $57.7 million, +10% Y/Y

Announced positive topline Phase 3 RedeS results of the INTERCEPT Blood System for red blood cells (RBCs)

CONCORD, CA, November 2, 2026 - Cerus Corporation (Nasdaq: CERS) announced today financial results for the third quarter ended September 30, 2026, and provided a business update.

"Our solid performance in Q3 builds upon a strong first half of 2026 and increases our confidence as we approach year-end,” said Vivek Jayaraman, Cerus’s president and chief executive officer. “Continued growth from our IFC business, core platelet franchise and international INT 200 rollout strengthens our foundation as we work to establish INTERCEPT as the global standard of care. The positive topline results we announced today from the Phase 3 RedeS study mark an important milestone as we drive toward extending the benefits of pathogen reduction to red cell transfusions. I’m pleased with our progress and grateful to my colleagues who remain focused on delivering for our customers and the patients they serve.”

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Achieved third-quarter 2026 product revenue of $57.7 million representing 10% growth compared to the prior year period.

	Three Months Ended				Nine Months Ended
	September 30,		Change		September 30,		Change
	2026	2025	$	%	2026	2025	$	%
Product Revenue	$57.7	$52.7	$5.0	10%	$168.8	$148.4	$20.4	14%
Government Contract Revenue	6.3	7.5	(1.2)	-16%	18.4	20.8	(2.4)	-12%
Total Revenue	$64.0	$60.2	$3.8	6%	$187.2	$169.2	$18.0	11%
Numbers may not sum due to rounding. Percentages calculated from unrounded figures.

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Drove approximately 80% growth in INTERCEPT Fibrinogen Complex (IFC) volumes – including kits and finished therapeutic doses (measured in FC15* equivalent units) compared to the prior year period. Third quarter U.S. IFC sales totaled $5.6 million, up from $3.9 million in the prior year period.
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Announced positive topline results from the Phase 3 RedeS trial of the INTERCEPT Blood System for red blood cells.
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Appointed Betsy Jensen as chief human resources officer, fully effective December 2026. Ms. Jensen joins Cerus from Standard BioTools, where she has served as senior vice president and chief human resources officer.

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Generated operating cash flow of $3.0 million in the third quarter of 2026. Increased cash, cash equivalents, and short-term investments by $0.8 million compared to June 30, 2026 to $57.1 million at September 30, 2026.

Revenue

Product revenue for the third quarter of 2026 was $57.7 million, compared to $52.7 million for the prior year period, representing year-over-year growth of 10%. Third quarter growth was driven by higher U.S. IFC sales, strength of the U.S. platelet franchise, and INT200 illuminator sales in EMEA.

Government contract revenue for the third quarter of 2026 was $6.3 million, compared to $7.5 million during the prior year period. The decrease reflects the completion of the Company’s FDA contract in 2025 and the wind-down of the Biomedical Advanced Research and Development Authority (BARDA) 2016 contract which was offset in part by an increase in expenses related to the BARDA 2024 contract.

Product Gross Profit & Margin

Product gross profit for the third quarter of 2026 was $30.3 million, compared to $28.1 million, increasing by 8% over the prior year period. Product gross margin for the third quarter was 52.4% compared to 53.4% in the same period last year. The year-over-year decrease in gross margin was largely driven by a weaker U.S. dollar relative to the euro and higher product costs driven by inflationary pressures offset partially by pricing and favorable product mix shift.

Operating Expenses

Total operating expenses for the third quarter of 2026 were $36.2 million, compared to $34.4 million for the same period of the prior year, reflecting a year-over-year increase of 5%.

R&D expenses for the third quarter of 2026 were $14.3 million, compared to $15.8 million in the third quarter of 2025. The decrease primarily reflected lower costs associated with the RedeS study following completion of enrollment, INT200 development following the U.S. PMA submission, and expenses tied to government-funded projects, as reflected in government contract revenue.

SG&A expenses totaled $21.9 million for the third quarter of 2026, compared to $18.6 million for the third quarter of 2025. The year-over-year increase in SG&A expenses was due in part to higher employee-related expenses. In addition, SG&A expenses for Q3 2025 benefited from a one-time tax credit.

Net Loss Attributable to Cerus Corporation

Net loss attributable to Cerus Corporation for the third quarter of 2026 was $0.6 million, or $0.00 per basic and diluted share, compared to a net loss attributable to Cerus Corporation of $0.02 million, or $0.00 per basic and diluted share, for the same period of the prior year. Net loss attributable to Cerus Corporation for the first nine months of 2026 was $5.1 million, compared to net loss attributable to Cerus Corporation of $13.4 million for the first nine months of 2025.

Non-GAAP Adjusted EBITDA

Non-GAAP adjusted EBITDA for the third quarter of 2026 was positive $5.7 million, compared to non-GAAP adjusted EBITDA of positive $5.0 million for the same period of the prior year. Non-GAAP adjusted EBITDA for the first nine months of 2026 was a positive $12.7 million compared to non-GAAP adjusted EBITDA of positive $6.1 million for the first nine months of 2025.

Balance Sheet and Cash Flows

At September 30, 2026, the Company had cash, cash equivalents, and short-term investments of $57.1 million, compared to $82.9 million at December 31, 2025 and $56.3 million at June 30, 2026.

As of September 30, 2026, the Company had $35.0 million outstanding on its term loan and $28.5 million drawn on its revolving credit facility, down from $30.1 million drawn at June 30, 2026. Subject to borrowing base levels, the Company’s revolving line of credit allows for an additional $16.5 million as of September 30, 2026.

For the third quarter of 2026, cash generated from operations totaled $3.0 million, compared to $1.9 million generated during the same period of the prior year. Cash generated from operations in the third quarter of 2026 was driven by sequentially improved bottom-line results and inventory management.

Reiterating Full-Year 2026 Product Revenue Guidance

The Company continues to expect full-year 2026 product revenue to be in the range of $229 million to $231 million, reflecting growth of 11% to 12% from 2025. Included in this range is full-year 2026 IFC revenue guidance of $23 million to $25 million.

Quarterly Conference Call

The Company will host a conference call at 4:30 P.M. ET this afternoon, during which management will discuss the Company’s financial results, topline results from the Phase 3 RedeS study, and provide a general business overview and outlook. To listen to the live webcast, please visit the Investor Relations page of the Cerus website at http://www.cerus.com/ir.

A replay will be available on Cerus’ website approximately three hours after the call through November 23, 2026.

*FC15 equivalent to a therapeutic dose of a cryoAHF pool.

Development of the INTERCEPT Blood System for Red Blood Cells has been supported in whole or in part with federal funds from the Department of Health and Human Services; Administration for Strategic Preparedness and Response; Center for Biomedical Advanced Research and Development Authority (BARDA), under contract numbers HHSO100201600009C and 75A50124C00046.

ABOUT CERUS

Cerus Corporation is dedicated solely to safeguarding the world’s blood supply and aims to become the preeminent global blood products company. Headquartered in Concord,

California, the company develops and supplies vital technologies and pathogen-protected blood components to blood centers, hospitals, and ultimately patients who rely on safe blood. The INTERCEPT Blood System for platelets and plasma is available globally and remains the only pathogen reduction system with both CE mark and FDA approval for these two blood components. In the U.S., the INTERCEPT Blood System for Cryoprecipitation is approved for the production of Pathogen Reduced Cryoprecipitated Fibrinogen Complex (commonly referred to as INTERCEPT Fibrinogen Complex), a therapeutic product for the treatment and control of bleeding, including massive hemorrhage, associated with fibrinogen deficiency. The INTERCEPT red blood cell system is under regulatory review in Europe, and in late-stage clinical development in the U.S. For more information about Cerus, visit www.cerus.com and follow us on LinkedIn.

Cerus, INTERCEPT, and the Cerus logo are trademarks of Cerus Corporation.

Forward-Looking Statements

Except for the historical statements contained herein, this press release contains forward-looking statements concerning Cerus’ products, prospects and expected results, including statements relating to: Cerus’ expectation that full-year 2026 product revenue will be in the range of $229 million to $231 million, including IFC revenue of between $23 million to $25 million; Cerus’ expectation that full-year 2026 product revenue will grow 11% to 12% year over year; Cerus continuing to have access to $16.5 million under its revolving line of credit; Cerus’ expectations with respect to the FDA’s review of the U.S. PMA submission for Cerus’ new INT200 illumination device; the significance and potential implications of the topline results from the RedeS clinical trial; Cerus’ plans for further clinical and regulatory activities relating to INTERCEPT RBCs; the potential timing, scope and outcome of future interactions related to INTERCEPT RBCs with the FDA and other regulatory authorities; Cerus’ ability to advance the INTERCEPT Blood System for RBCs toward regulatory submissions and potential approvals in the United States, Europe and other jurisdictions; Cerus’ expectations with respect to its collaboration with Blood Centers of America; Cerus’ ability to continue to improve global access to its INTERCEPT technologies, Cerus’ anticipated growth trajectory, and potential market opportunities; Cerus’ ability to advance its product development programs; the continued commercialization and launch of INT200 and IFC; and other statements that are not historical fact. Actual results could differ materially from these forward-looking statements as a result of certain factors, including, without limitation: risks associated with the commercialization and market acceptance of, and customer demand for, the INTERCEPT Blood System and IFC; the risk that Cerus may not meet its 2026 annual product revenue guidance; the risk that Cerus may not effectively continue to launch and commercialize the INTERCEPT Blood System for Cryoprecipitation or INT200; the risk that Cerus may not grow sales globally, including in its U.S. and European markets, and/or realize expected revenue contributions resulting from its U.S. and European market agreements; the risk that the topline RedeS results reported herein and related findings and conclusions may change following completion of the full analysis of the study data, including secondary endpoints; risks related to the uncertain and time-consuming development and regulatory process, including the risk that Cerus may be unable to obtain requisite regulatory approvals to advance its pipeline programs and bring them to market in a timely manner or at all, including the risks that existing clinical data may be insufficient in order to obtain a CE Certificate of Conformity and affix a CE Mark to the red blood cell system and its planned modular premarket approval, or PMA, application for the red blood cell system may not be submitted to the FDA on the timeline Cerus anticipates or at all and/or the regulatory decision with respect to Cerus’ modular PMA application for the INT200 may not occur on the timeline

Cerus anticipates or at all; risks associated with macroeconomic developments, including the ongoing military conflict in Ukraine and the ongoing military conflict involving Iran, the U.S. and Israel, new or increased tariffs and escalating trade tensions, inflation, rising interest rates and foreign exchange volatility and the resulting global economic and financial disruptions; risks related to Cerus’ ability to demonstrate to the transfusion medicine community and other healthcare constituencies that pathogen reduction and the INTERCEPT Blood System are safe, effective and economical; risks related to product safety; risks associated with Cerus’ ability to maintain an effective, secure manufacturing supply chain, including risks that (a) Cerus’ supply chain could be negatively impacted as a result of macroeconomic developments, (b) Cerus’ manufacturers could be unable to comply with extensive regulatory agency requirements, and (c) Cerus may be unable to maintain its supply agreements with its third-party suppliers; risks associated with Cerus’ ability to access additional funds under its credit facility and to meet its debt service obligations, and its need for additional funding; risks associated with the impact of legislative or regulatory healthcare reforms that may make it more difficult and costly for Cerus to produce, market and distribute its products; as well as other risks detailed in Cerus’ filings with the Securities and Exchange Commission, including under the heading “Risk Factors” in Cerus’ Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 2, 2026 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2026. Cerus disclaims any obligation or undertaking to update or revise any forward-looking statements contained in this press release.

Use of Non-GAAP Financial Measures

We define adjusted EBITDA as net loss attributable to Cerus Corporation as reported on the consolidated statement of operations, as adjusted to exclude, as applicable for the reporting period(s) presented, (i) net loss attributable to noncontrolling interest, (ii) provision for income taxes, (iii) foreign exchange (loss)/gain, (iv) interest income (expense), (v) other income (expense), net, (vi) depreciation and amortization, (vii) share-based compensation, (viii) goodwill and asset impairments, (ix) costs associated with our noncontrolling interest in our joint venture in China and, (x) revenue and direct costs associated with our government contracts. We are presenting this non-GAAP financial measure to assist investors in assessing our operating results. Management believes this non-GAAP information is useful for investors, when considered in conjunction with Cerus’ GAAP financial statements, because management uses such information internally for its operating, budgeting and financial planning purposes. Non-GAAP information is not prepared under a comprehensive set of accounting rules and should only be used to supplement an understanding of Cerus’ operating results as reported under GAAP. This non-GAAP financial measure should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. This non-GAAP financial measure is not necessarily comparable to similarly-titled measures presented by other companies.

Contact:

Tim Lee – Head of Investor Relations

Cerus Corporation

ir@cerus.com

925-288-6128

Supplemental Tables

	Three Months Ended	Nine Months Ended
	September 30,	September 30,
	2026 vs. 2025	2026 vs. 2025
Platelet Kit Growth
North America	5%	4%
International	-3%	5%
Worldwide	3%	4%

Change in Calculated Number of Treatable Platelet Doses
North America	5%	6%
International	-4%	3%
Worldwide	2%	5%
Dose treatable calculation based on the number of kits sold and the product configuration (single and double dose kits)

	Three Months Ended	Nine Months Ended
	September 30,	September 30,
	2026 vs. 2025	2026 vs. 2025
Total IFC* Demand Growth	~80%	~60%
(including kits and finished therapeutic doses)
*FC15 equivalent to a therapeutic dose of a cryoAHF pool.

CERUS CORPORATION
REVENUE BY REGION
(in thousands, except percentages)

	Three Months Ended				Nine Months Ended
	September 30,		Change		September 30,		Change
	2026	2025	$	%	2026	2025	$	%
North America	$39,136	$35,031	$4,105	12%	$114,247	$100,916	$13,331	13%
Europe, Middle East and Africa	17,645	16,744	901	5%	51,659	45,569	6,090	13%
Other	933	923	10	1%	2,910	1,897	1,013	53%
Total product revenue	$57,714	$52,698	$5,016	10%	$168,816	$148,382	$20,434	14%

CERUS CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
UNAUDITED
(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025
Product revenue	$57,714	$52,698	$168,816	$148,382
Cost of product revenue	27,449	24,558	81,125	65,843
Gross profit on product revenue	30,265	28,140	87,691	82,539
Government contract revenue	6,304	7,539	18,398	20,837
Operating expenses:
Research and development	14,268	15,825	43,188	51,330
Selling, general and administrative	21,918	18,618	64,730	60,086
Total operating expenses	36,186	34,443	107,918	111,416
Income (loss) from operations	383	1,236	(1,829)	(8,040)
Total non-operating expense, net	(897)	(1,171)	(3,129)	(5,178)
(Loss) income before income taxes	(514)	65	(4,958)	(13,218)
Provision for income tax	66	85	252	235
Net loss	(580)	(20)	(5,210)	(13,453)
Net loss attributable to noncontrolling interest	(30)	(1)	(80)	(10)
Net loss attributable to Cerus Corporation	$(550)	$(19)	$(5,130)	$(13,443)
Net loss per share attributable to Cerus Corporation
Basic and diluted	$(0.00)	$(0.00)	$(0.03)	$(0.07)
Weighted average shares outstanding:
Basic and diluted	201,653	191,830	198,814	190,083

CERUS CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	September 30,	December 31,
	2026	2025
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$16,350	$19,961
Short-term investments	40,759	62,918
Accounts receivable, net	30,560	30,374
Current inventories	64,689	56,101
Prepaid and other current assets	4,212	5,030
Total current assets	156,570	174,384
Non-current assets:
Property and equipment, net	9,423	9,204
Operating lease right-of-use assets	8,797	10,124
Goodwill	1,316	1,316
Non-current inventories	15,635	15,143
Other assets and restricted cash	12,988	11,688
Total assets	$204,729	$221,859

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$46,758	$53,279
Debt – current	28,504	43,343
Operating lease liabilities – current	3,311	2,905
Deferred revenue – current	1,433	1,274
Total current liabilities	80,006	100,801
Non-current liabilities:
Debt – non-current	34,846	40,545
Operating lease liabilities – non-current	8,299	10,153
Other non-current liabilities	5,216	5,395
Total liabilities	128,367	156,894
Stockholders' equity:	75,701	64,224
Noncontrolling interest	661	741
Total liabilities and stockholders' equity	$204,729	$221,859

CERUS CORPORATION
UNAUDITED RECONCILIATION OF NON-GAAP ADJUSTED EBITDA
(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025
Net loss attributable to Cerus Corporation	$(550)	$(19)	$(5,130)	$(13,443)

Adjustments to net loss attributable to Cerus Corporation:

Net loss attributable to noncontrolling interest	(30)	(1)	(80)	(10)
Provision for income taxes	66	85	252	235
Total non-operating expense, net (i)	897	1,171	3,129	5,178
Income (loss) from operations	383	1,236	(1,829)	(8,040)

Adjustments to income (loss) from operations:

Operating depreciation and amortization	1,126	1,068	3,565	3,132
Government contract revenue (ii)	(6,304)	(7,539)	(18,398)	(20,837)
Direct expenses attributable to government contracts (iii)	4,363	4,640	12,736	13,908
Share-based compensation (iv)	6,097	5,624	16,497	17,940
Costs attributable to noncontrolling interest (v)	62	3	164	21
Non-GAAP adjusted EBITDA	$5,727	$5,032	$12,735	$6,124

i. Includes interest income/expense and foreign exchange gains/losses.
ii. Represents revenue related to the cost reimbursement provisions under our government contracts.

iii. Represents the direct expenses attributable to work supporting government contracts, which are reimbursed and reflect under government contract revenue in the condensed consolidated statement of operations.

iv. Represents non-cash stock-based compensation.
v. Represents costs associated with the noncontrolling interest in Cerus Zhongbaokang (Shandong) Biomedical Co., LTD.